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                                 CODE OF ETHICS
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                                           LINCOLN NATIONAL INVESTMENT COMPANIES

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INTRODUCTION

IT IS THE DUTY OF ALL EMPLOYEES TO CONDUCT THEMSELVES WITH INTEGRITY, IN ACCORDANCE WITH THE CODE OF ETHICS, AND AT ALL TIMES TO PLACE THE INTERESTS OF THE SHAREHOLDERS AND CLIENTS FIRST. IN THE INTEREST OF THIS CREDO, ALL PERSONAL SECURITIES TRANSACTIONS WILL BE CONDUCTED CONSISTENT WITH THE CODE OF ETHICS AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY. THE FUNDAMENTAL STANDARD OF THIS CODE IS THAT PERSONNEL SHOULD NOT TAKE ANY INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

The Securities and Exchange Commission (SEC) has adopted Rule 17j-1 under the Investment Company Act of 1940. This Rule makes it unlawful for certain persons, including any investment adviser or principal underwriter to a registered investment company ("Fund"), in connection with the purchase or sale by such person or a security held or to be acquired(1) by the Fund:

(a) to employ any device, scheme or artifice to defraud the Fund;

(b) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

(c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

(d) to engage in any manipulative practice with respect to the Fund.



-----------------------

(1) A security is deemed to be "held or to be acquired" if within the most recent fifteen days it (i) is or has been held by the Fund or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund.

The Rule also requires that every registered investment company and each investment adviser or principal underwriter for such investment company shall adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

Accordingly, the boards of directors or managers, as appropriate, of Lincoln Investment Management, Inc. ("LIM"), Delaware Companies ("Delaware"), Lynch & Mayer, Inc. ("L&M"), Vantage Global Advisors, Inc. ("VGA"), and each of the entities listed on Exhibit A have adopted the following Code of Ethics to be effective for their directors, officers, and, where applicable, employees on and after January 1, 1996, thereby replacing all previous Codes of Ethics adopted by those companies. This Code of Ethics does not replace, but is intended to supplement, the Policy Statement on Conflicts of Interest adopted by the board of directors of LIM, Delaware, L&M and VGA.

DEFINITIONS

1. "FUND" and "FUNDS" means the entities listed on Exhibit A, as amended from time to time.

2. "ADVISER" and "ADVISERS" means LIM, Delaware, L&M and VGA.

3. "ACCESS PERSON" of a Fund or Adviser includes each of its directors, officers, investment personnel and advisory persons.

4. "ADVISORY PERSON" of a Fund or Adviser means (i) any employee (including employees of companies in a control relationship with a Fund or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and (ii) any natural person in a control relationship with a Fund or Adviser who obtains information concerning recommendations with regard to the purchase or sale of a security.

   For purposes of this definition, "Advisory Person" when used with reference to Lincoln Investment Management, Inc. shall be deemed to include employees of the Treasurer's Department and Law Division of Lincoln National Corporation who otherwise satisfy this definition. At Lincoln Investments, Advisory and Access Persons are the same.

(5) "INVESTMENT PERSONNEL" means portfolio managers, securities analyst and traders, and those personnel who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions.

    The Compliance Committee, with advice of the Law Division, will identify all Access Persons, Advisory Persons and Investment Personnel. The current members of the Compliance Committee are listed in Exhibit B.

(6) "CONTROL" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership to include any controlling influence over the management or policies of an account and/or investment company, unless the power is solely the result of an official position with the company.

(7) "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relation to foreign currency, or, in general, any interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

    However, "SECURITY" does not mean U.S. Government securities, bankers acceptances, bank certificates of deposits, commercial paper, and shares of registered open-end registered investment companies.

    A security is being "considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(8) "BENEFICIAL OWNERSHIP" means, among other things, the power to (a) vote or control the voting of securities; (b) transfer securities or control their transfer; (c) receive income from securities or control the disposition of the income; or (d) receive or control the disposition of the proceeds in a liquidation.

    Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security.

    For example, an Access Person will generally be considered the beneficial owner of securities held in the name of a spouse, minor children, or a person not in the immediate family if the person is a relative sharing the same home or if, by reason of a contract, understanding, relationship, agreement, or other arrangement, the Access Person obtains benefits substantially equivalent to ownership.

PERSONAL TRANSACTIONS IN SECURITIES

The following restrictions apply to all Access Persons.

(1) No Access Person of a Fund or Adviser shall engage in any act, practice or course of conduct which would violate the provisions of Rule 17j-1.

(2) No Access Person of a Fund or Adviser shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of the purchase or sale (a) is being considered for purchase or sale by a fund or any other client of an Adviser; or (b) is being purchased or sold by a fund or any other client of an Adviser, whether pursuant to a program of trading or otherwise.

(3) No Access Person of a Fund or Adviser shall recommend any security transaction without first having disclosed his or her interest, if any, in the transaction or the issuer of the security, including without limitation:

    (a) his or her direct or indirect beneficial ownership of any securities of the issuer;

    (b) any contemplated transaction by the Access Person in such securities;

    (c) any position or other affiliation with the issuer or its affiliates;
        and

    (d) any present or proposed business relationship between the issuer or its affiliates and the Access Person or any party in which the Access Person has a significant interest.

(4) No Access Person making any such recommendation may purchase or sell the security which is the subject of the recommendation until after he or she has been informed that the Funds and any other clients of the Advisers considering the recommendation have deferred or rejected the recommendation. If the recommendation is approved for a Fund or other client of the Advisers, the Access Person must adhere to all trading restrictions outlined in the Code of Ethics.

(5) No Access Person of a Fund or Adviser shall reveal to any other person (except in normal course of his or her duties on behalf of a Fund or Adviser) any information regarding securities transactions by a fund or any other clients of the Advisers or the consideration of any such securities transactions.

(6) The prohibitions of (2) and (3) above shall not apply to:

    (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

    (b) purchases or sales of securities which are not eligible for purchase or sale by the Funds or any other clients of the Advisers;

    (c) transactions in securities which are non-volitional on the part of the Access Person, the Funds, or any other clients of the Advisers;

    (d) purchases which are part of an automatic dividend reinvestment plan;

    (e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities (to the extent such rights were acquired from the issuer), and sales of the rights so acquired;

    (f) purchases and sales specifically approved by the Compliance Committee, with the advice of the Law Division and the Compliance Officer, and deemed appropriate because of unusual or unforeseen circumstances.

    (g) purchases and sales of Lincoln National Corporation securities see (h) below.

    (h) In the event an Access Person of a Fund or Adviser has a question or concern about the applicability of this Code of Ethics to a personal securities transaction, the concern should be discussed with the Compliance Officer. Transactions in Lincoln National Corporation securities shall continue to be subject to insider trading restrictions published from time to time by Lincoln National Corporation to its insiders and by the federal securities laws.

(7) Each Access Person's personal transactions must be PRECLEARED by the Compliance Officer using the Personal Transaction Preclearance Form. The form must be submitted to the Compliance Officer prior to entering any orders for personal transactions. Preclearance is only valid for one day. If the order is not executed the same day, the preclearance form must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (6) above.

(8) No Access Person may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the NEXT TRADING DAY following the execution of a Fund/client trade in that same security.

    Violation of this requirement can be expected to result in serious sanctions, up to and including dismissal of the person or persons involved.

(9) All Access Persons are prohibited from receiving anything of more than a DE MINIMIS value from any person or entity that does business with or on behalf of any Fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(10) All Access Persons require PRIOR written approval from the President of LIM, with advice of the Law Division, before they may serve on the board of directors of any company in which we have an investment.

INVESTMENT PERSONNEL

The following ADDITIONAL restrictions apply to all Investment Personnel.

(1) All Investment Personnel are prohibited from purchasing any initial public offering for their personal account.

(2) All Investment Personnel are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Committee. All private placement holdings are subject to disclosure to the Compliance Committee. Any Investment Person who is the beneficial owner of a private placement must receive permission from the Compliance Committee prior to any participation by such person in the company's consideration of an investment in the same issuer.

(3) No Investment Personnel may execute a buy or sell order for an account for which he/she has beneficial ownership within SEVEN CALENDAR DAYS BEFORE OR AFTER an investment company or separate account that the/she manages trades in that security.

    Violations of this requirement can be expected to result in serious sanctions, up to and including dismissal of the person or persons involved.

REQUIRED REPORTS

The following reports are required to be made by all Access Persons.

(1) All Access Persons must disclose brokerage relationships at employment and at the time of opening any new account.

(2) All Access Persons will direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of all confirmations for all securities accounts.

     (3) Each quarter, no later than the tenth day after the end of the calendar quarter, each Access Person will submit to the Compliance Officer a personal transaction summary showing all transactions in securities which such person has or acquires any direct or indirect beneficial ownership. The Compliance Officer shall review all reports. Every report will contain the following information:

         (a) the date of the transaction, the name and the number of shares and the principal amount of every security involved;

         (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (c) the price at which the transaction was effected;

         (d) the name of the broker, dealer or bank effecting the transaction.

         An outside director of a Fund is required to file such reports only if the director, at the time of the transactions, knew or, in the ordinary course of fulfilling his or her duties as director, should have known that during the 15-day period immediately preceding or after the date of the transaction the same security was purchase or sold by the Fund or was being considered for purchase or sale by the Fund or its Adviser. (However, no director shall be presumed to know of such matters solely by reason of being a director or serving on a committee of the board).

     (4) All Access Persons must disclose all personal securities holdings on commencement of employment and annually thereafter.

     (5) If any security involved in a personal transaction is purchased or sold by an investment company or client within fifteen days of the personal transaction, the Compliance Officer will request and the Access Person will provide additional information relating to the circumstances surrounding the personal transaction.

     (6) All Access Persons will certify annually that they have read and complied with this Code of Ethics and all disclosure and reporting, requirements contained therein.

SUPERVISORY PROCEDURES

The Compliance Officer shall promptly report to the President, Lincoln Investments and the Compliance Committee any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. The reports will be reviewed and a determination will be made whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed.

CONFIDENTIALITY

All reports will be kept confidential, subject only to disclosure as required by law and to officers of the Funds or Advisers or their respective counsel as deemed necessary for compliance purposes and in order to administer this Code of Ethics.




Dated: May 1, 1996

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                                   EXHIBIT A
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Lincoln National Convertible Securities Fund, Inc.

Lincoln National Income Fund, Inc.

Variable Annuity Fund A

Multi-Fund Variable Annuity
          -    Lincoln National Social Awareness Fund, Inc.
          -    Lincoln National Money Market Fund, Inc.
          -    Lincoln National Managed Fund, Inc.
          -    Lincoln National Growth Income Fund, Inc.
          -    Lincoln National Bond Fund, Inc.
          -    Lincoln National Special Opportunity Fund, Inc.
          -    Lincoln National Capital Appreciation Fund, Inc.
          -    Lincoln National Aggressive Growth Fund, Inc.
          -    Lincoln National International Fund, Inc.
          -    Lincoln National Global Asset Allocation Fund, Inc.
          -    Lincoln National Equity Income Fund, Inc.

Lincoln Advisor Funds

          -    Lincoln Growth and Income Portfolio
          -    Lincoln Enterprise Portfolio
          -    Lincoln U.S. Growth Portfolio
          -    Lincoln World Growth Portfolio
          -    Lincoln New Pacific Portfolio
          -    Lincoln Government Income Portfolio
          -    Lincoln Corporate Income Portfolio
          -    Lincoln Tax-Free Income Portfolio
          -    Lincoln Cashfund Portfolio

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                                   EXHIBIT B
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COMPLIANCE COMMITTEE

     -    H. Thomas McMeekin, President

     -    Dennis Blume, Senior Vice President

     -    Steven R. Brody, Senior Vice President

     -    Ann Warner, Senior Vice President

     -    Harold McElraft, Vice President

     -    J. Michael Keefer, Vice President & Associate General Counsel

     -    Gina Rohrbacher, Compliance Officer

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               EMPLOYEE TRADING/INVESTING POLICIES AND PROCEDURES
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                                             LINCOLN INVESTMENT MANAGEMENT, INC.

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INTRODUCTION

PURPOSE

This Policy Statement sets forth certain rules regarding the activities of Lincoln Investments' employees and provides them with direction as to their handling of information and their engaging in personal securities transactions. Because compliance with this Policy Statement is not a guaranty against violations of any securities law, if you have any question about any action you are contemplating taking, you should discuss your concern with your supervisor, the Compliance Officer, or the Law Division.

STATUTORY BACKGROUND

To supplement existing federal law on insider trading, Congress enacted the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"). ITSFEA makes controlling persons, particularly investment advisory and broker/dealer firms, liable for civil penalties on the basis of insider trading violations committed by their employees. Thus, Lincoln Investments is required to take steps to ensure the compliance with ITSFEA by its employees. These policies and procedures ("Policy Statement"), which amend and restate Lincoln Investments' current Employee Trading/Investing Policies and Procedures, are one of the steps which Lincoln Investments has adopted to comply with ITSFEA.

COMPLEMENTS OTHER POLICIES

The requirement and prohibitions of this policy are to be considered as an addition to both the LINCOLN NATIONAL CORPORATION POLICY STATEMENT ON CONFLICTS OF INTEREST AND IMPROPER USE OF CORPORATE ASSETS (the "Conflicts Policy") and the Lincoln Investments' CODE OF ETHICS. First, the Conflicts Policy, which applies to all Lincoln National employees, prohibits any director, officer, or employee from disclosing or using for his or her personal advantage or profit non-public information acquired by reason of his or her relationship with the company. The Conflicts Policy statement is distributed annually and employees must attest to compliance with the policy statement.

Second, the Lincoln Investments' Code of Ethics deems certain individuals to be "Access Persons" and such Access Persons are required to:

(a) disclose any personal interest one may have in a transaction or security prior to making a buy-sell-hold recommendation on the transaction or security; and

(b) adhere to all trading restrictions and reporting requirements of the Code of Ethics.

DEFINITIONS

Understanding the following definitions is critical to an understanding of the prohibitions and regulation of this area of the law and of this Policy Statement.

ACCESS PERSON

"Access Person" of a Fund or Adviser includes each of its directors, officers, investment personnel and advisory persons.

INSIDER

The concept of "insider" is broad. It includes officers, directors, and employees. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information. A temporary insider could include, for example, an investment analyst reviewing a possible investment in a company who receives material, non-public information about the company.

MATERIAL INFORMATION

"Material Information" generally is defined as information for which there is a substantially likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: divided changes, earnings estimates, changes in previously released earnings, estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

NON-PUBLIC INFORMATION

Information is non-public until it has been effectively communicated to the marketplace. For example, information found in publicly available reports filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered effectively communicated to the marketplace.

TRADING RESTRICTIONS


PROHIBITED TRANSACTIONS

(1) NO ACCESS PERSON OF LINCOLN INVESTMENTS NOR ANY OTHER LINCOLN INVESTMENTS EMPLOYEE WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION RESPECTING AN ISSUER SHALL PURCHASE, SELL, RECOMMEND OR DIRECT THE PURCHASE OR SALE OF THAT ISSUER'S PUBLICLY TRADED SECURITIES FOR LINCOLN INVESTMENT'S ACCOUNT, THE ACCOUNT OF AN AFFILIATE, OR THE ACCOUNT OF ANY THIRD PARTY.

    For example, you learn from the President of XYZ Company that the management of XYZ Company is seeking financing to take XYZ Company private in a leveraged buy-out. XYZ Company's publicly traded stock should not be purchased or sold until the proposed buy-out has been publicly disclosed.

(2) NO ACCESS PERSON OF LINCOLN INVESTMENTS SHALL UTILIZE OR TAKE ADVANTAGE OF MATERIAL, NON-PUBLIC INFORMATION TO PURCHASE, SELL, RECOMMEND OR DIRECT THE PURCHASE OR SALE OF A SECURITY FOR HIS OR HER OWN ACCOUNT, FOR ANY ACCOUNT OVER WHICH HE OR SHE HAS A DIRECT OR INDIRECT BENEFICIAL INTEREST (INCLUDING AN ACCOUNT HELD BY OR FOR ANY FAMILY MEMBER) OR FOR ANY OTHER ACCOUNT OVER WHICH THE ACCESS PERSON HAS DISCRETIONARY INVESTMENT AUTHORITY OR POWER OF ATTORNEY.

    For example, in the course of your duties as a Lincoln Investments employee, you learn from the President of XYZ Company that XYZ Company is having continued liquidity problems, is delinquent in its mortgage payments to Lincoln, and will be classified as a problem borrower. While there has been occasional speculation regarding XYZ Company's liquidity problems in the press and a WSJ columnist recently suggested that readers sell XYZ Company's securities, the specific information known to you has not been publicly disclosed. You should NOT buy or sell XYZ Company's securities for your own account or any other account over which you have discretionary authority.

(3) NO ACCESS PERSON OF LINCOLN INVESTMENTS SHALL DISCLOSE MATERIAL, NON-PUBLIC INFORMATION TO ANY OTHER PERSON UNLESS SUCH DISCLOSURE IS AUTHORIZED BY THE COMPLIANCE COMMITTEE.

(4) WITH RESPECT TO ANY SECURITIES (EITHER DEBT OR EQUITY) ISSUED BY A COMPANY WHICH IS IN BANKRUPTCY OR IS OTHERWISE INSOLVENT OR IS CONSIDERED TO BE A TROUBLED INVESTMENT BY LINCOLN INVESTMENTS, THE FOLLOWING RULES APPLY. IF LINCOLN IS SERVING ON

    THE CREDITORS COMMITTEE OR SIMILAR BODY, NO ACCESS PERSON OF LINCOLN INVESTMENTS SHALL PURCHASE, SELL, RECOMMEND OR DIRECT THE PURCHASE OR SALE OF THAT COMPANY'S SECURITIES FOR (a) LINCOLN INVESTMENTS' ACCOUNT, THE ACCOUNT OF AN AFFILIATE, OR THE ACCOUNT OF ANY THIRD PARTY, OR (b) FOR HIS OR HER OWN ACCOUNT, FOR ANY ACCOUNT OVER WHICH HE OR SHE HAS A DIRECT OR INDIRECT BENEFICIAL INTEREST (INCLUDING AN ACCOUNT HELD BY OR FOR ANY FAMILY MEMBER) OR FOR ANY OTHER ACCOUNT OVER WHICH THE EMPLOYEE HAS DISCRETIONARY INVESTMENT AUTHORITY OR POWER OF ATTORNEY. IF LINCOLN IS NOT SERVING ON THE CREDITORS COMMITTEE OR SIMILAR BODY, AN ACCESS PERSON OF LINCOLN INVESTMENTS SHALL NOT WITHOUT FIRST OBTAINING THE COMPLIANCE COMMITTEE'S PRIOR WRITTEN CONSENT PURCHASE, SELL, RECOMMEND OR DIRECT THE PURCHASE OR SALE OF THAT COMPANY'S SECURITIES FOR (a) LINCOLN INVESTMENTS ACCOUNT, THE ACCOUNT OF AN AFFILIATE, OR THE ACCOUNT OF ANY THIRD PARTY, OR (b) FOR HIS OR HER OWN ACCOUNT, FOR ANY ACCOUNT OVER WHICH HE OR SHE HAS A DIRECT OR INDIRECT BENEFICIAL INTEREST (INCLUDING AN ACCOUNT HELD BY OR FOR ANY FAMILY MEMBER) OR FOR ANY OTHER ACCOUNT OVER WHICH THE EMPLOYEE HAS DISCRETIONARY INVESTMENT AUTHORITY OR POWER OF ATTORNEY.

(5) ANY ACCESS PERSON OF LINCOLN INVESTMENTS WHO IS AWARE OF ANY BREACH OF THESE POLICIES AND PROCEDURES SHALL BRING SUCH BREACH TO THE ATTENTION OF THE COMPLIANCE OFFICER.

REPORTING REQUIREMENTS

CODE OF ETHICS

In accordance with Lincoln Investments' Code of Ethics, each Access Person must have all trades pre-cleared, disclose all personal holdings, and forward all confirmation statements to the Compliance Officer. In addition, all Access Persons must complete the quarterly Personal Security Transaction Report WHETHER OR NOT THERE HAS BEEN ACTIVITY DURING THE QUARTER. If evidence of improper trading or other violations of these policies is found, the matter will be referred to the Compliance Committee for follow-up. Persons who have not complied with this requirement shall be subject to appropriate disciplinary or corrective measures, potentially including dismissal.

ANNUAL POLICY REVIEW AND ACKNOWLEDGEMENT

Each year, Access Persons of Lincoln Investments will receive a copy of this Policy Statement, as currently amended, and will acknowledge receipt of this Policy Statement and understanding of its contents. The Access Persons of Lincoln Investments will certify that they have complied with the requirements of the Policy Statement during the prior year or describe any non-compliance.

COMPLIANCE COMMITTEE

The Lincoln Investments Compliance Committee has been created in order, among other things, to provide oversight and guidance in this area. Its current members are H. Thomas McMeekin (President), Steven R. Brody (Senior Vice President), Dennis Blume (Senior Vice President), Ann L. Warner (Senior Vice President), Harold McElraft (Vice President),Gina Rohrbacher (Compliance Officer) and J. Michael Keefer (Vice President and Associate General Counsel.) EXHIBIT A sets forth a description of the duties of the Compliance Committee.

INFORMATION SECURITY

ADOPTION OF PROCEDURES TO CONTROL ACCESS TO FILES

There are in place policies and procedures sufficient to restrict access to files which may contain material, non-public information to those who have a need to know. Such procedures include a locked room to store the files and a file check-out system. It is the duty of the Compliance Officer to verify that these procedures are in place and enforced.

MAINTENANCE OF CONFIDENTIALITY OF INFORMATION RECEIVED

It is the responsibility of each employee to secure all copies of material, non-public information, which may require either locking the information in the cabinets or desks at the employee's work station, or having it locked in the limited access file room. Additionally, each employee shall take steps to ensure that any documents on a PC are restricted to appropriate individuals.

COPIES

It is imperative that the employee restrict the amount of copies made of any material, non-public information, and if copies are made, that the employee keep a record of to whom such copies are distributed.

DESTRUCTION OF FILES

At the conclusion of any transactions, or upon the termination of any potential transaction, it is the employee's responsibility to ensure proper disposal of all material, non-public information. Some confidentiality agreements will require that the information be returned to the entity which generated it, and others will require that such information by destroyed. If the information is to be destroyed, the employee must take the appropriate steps to verify that proper destruction has taken place.

COMMON AREAS

Employees should be sensitive to the use of fax machines, copy machines, office discussions, material left in conference rooms, etc. These are all potential areas where the confidentiality of material, non-public information could be breached.

NOTIFICATION OF COMPLIANCE OFFICER

Any information which may be considered material, non-public information should be brought to the Compliance Officer's attention. Please refer to EXHIBIT B attached hereto for the proper procedure to be followed in connection with such information.

PENALTIES

The criminal and civil penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. In addition, any violation of this Policy Statement can be expected to result in serious sanctions by Lincoln Investments, including dismissal of the persons involved.




Dated: May 1, 1996

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                              -------------------
                                   EXHIBIT A
                              -------------------

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COMPLIANCE COMMITTEE DUTIES

A. RECORD OF INFORMATION FLOW

PERSONAL INFORMATION RECORD

The Compliance Officer shall keep a record of any conversation held or information received regarding:

(1) any breaches or exceptions to the procedures to prevent the flow of information between the private placement and mezzanine personnel and portfolio management personnel;

(2) any question raised by any Lincoln Investments employees as to whether or not information they have is or may be material, non-public information; and

(3) any question by such employees as to whether or not they should trade in a particular security for a portfolio or on their personal behalf.

Such record shall include the date, individuals from whom the information was received or with whom it was discussed, the information discussed or received, and the recommended action, if any.

COMPLIANCE COMMITTEE MINUTES

The Compliance Committee shall keep minutes of each of its regular and special meetings. Regular meetings shall be held semi-annually on such date and such time as the Compliance Committee shall agree. Regular meetings may be waived or special meetings may be called as the Compliance Officer deems necessary or appropriate. With respect to any aspect of the meeting which discusses any material, non-public information received or discussed, such minutes shall reflect the information, from whom received, and the recommended action. The Compliance Officer will document the meetings and will keep the minutes in a secure place.

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                                   EXHIBIT A
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B. TRAINING AND OVERSIGHT RESPONSIBILITIES

NEW EMPLOYEES

The Compliance Officer shall meet with each new Lincoln Investments' employee as soon as possible after their arrival. The purpose of this meeting shall be to explain the procedures and to provide them with a copy of this Policy Statement.

REVIEW OF CONTINUING TRAINING AND POLICY OVERSIGHT

It shall be the responsibility of the Compliance Committee to review the adequacy of the training and oversight of Lincoln Investment's employees in connection with this Policy Statement and the Federal securities laws.

ANNUAL POLICY REVIEW AND ACKNOWLEDGMENT

The Compliance Officer shall be responsible for the annual distribution of this Policy Statement, as currently amended, to all Access Persons and for collecting from each Access Person a certificate of compliance.


C.   INFORMATION SECURITY

PROCEDURES TO CONTROL ACCESS TO FILES

The Compliance Committee shall review for adequacy the policies and procedures restricting access to files which may contain material, non-public information. The Compliance Officer shall also verify that these procedures are in place and enforced.

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                                   EXHIBIT B
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A. INSIDE INFORMATION PROCEDURE

Any employee in receipt of any non-public information which the employee believes could be material should take the following steps:

SECURE INFORMATION RECEIVED

The employee should take all necessary and appropriate steps to make sure that the information received is kept confidential. If in written form, the writing should be secured in a locked place, and if it has been placed on a PC, the file should be restricted.

INFORM THE COMPLIANCE OFFICER

The employee should notify the Compliance Officer of information received other than in the ordinary course of business. Such employee should not communicate the information to anyone other than the Compliance Officer. The employee should reduce the information to writing (if it is not already in writing), and provide a copy of such writing to the Compliance Officer.

TAKE NO ACTION WITH RESPECT TO SUCH INFORMATION

The employee should cease trading in the affected security for the account of the company or for his or her own account. The employee should, after communicating the information to the Compliance Officer, await further instructions from the Compliance Officer regarding the handling of the information.

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                                   EXHIBIT C
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POLICY STATEMENT ON COMMUNICATIONS WITH FIDUCIARIES

     1. From time to time, directors, officers, or employees ("access persons") of Lincoln Investment Management, Inc. ("Lincoln Investments") may be in the possession of material, undisclosed information about unaffiliated businesses. Each such access person is prohibited from communicating this information to other access persons of Lincoln Investments or to access persons of entities affiliated with Lincoln Investments ("Advisers"), any of whom are fiduciaries (as that term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and from using that information in the event the access person possessing the information is also a fiduciary.

     2. This Policy Statement is intended to assist access persons in avoiding situations in which there exists the potential for misuse of material undisclosed information. Thus, the following guidelines are established for all access persons of Lincoln Investments.

        a. a portfolio manager of a fiduciary account and any other access persons whose duties include the making of investment decisions or recommendations with respect to that account should not access business files maintained by Lincoln Investments or the Advisers that may reasonably be expected to contain material undisclosed information with respect to such businesses;

        b. a portfolio manager of a fiduciary account and any other access persons whose duties include the making of investment decisions or recommendations with respect to that account should not attend private meetings between other access persons of Lincoln Investments or access persons of the Advisers, and representatives of businesses in which the account has invested, during which meetings material undisclosed information with respect to such businesses is reasonably expected to be discussed; and

        c. a portfolio manager of a fiduciary account and other access persons whose duties include the making of investment decisions or recommendations with respect to that account should not attend a meeting, or portion of a meeting, of any committee of Lincoln Investments or an Adviser during which meeting of meeting material undisclosed information with respect to a business in which the account has invested is reasonably expected to be discussed.

     3. For purposes of this Policy Statement, the term "fiduciary account" means a separately identifiable account the assets of which constitute plan assets for purposes of certain provisions of Title I of ERISA such that the manager of the account is subject to the fiduciary responsibility rules of ERISA.